AMENDMENT NUMBER NINE
TO
SUB-ADMINISTRATION AGREEMENT

THIS AMENDMENT NUMBER EIGHT TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the 11TH day of November, 2011 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”).

WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended;

WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and

WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule I, attached hereto.

2.
Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3.
Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

4.
Governing Law.This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.  To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

SEI INVESTMENTS GLOBAL FUNDS SERVICES By: Name: Title:	GLOBAL X MANAGEMENT COMPANY LLC By: Name: Title:

SCHEDULE I

Funds

Global X FTSE Nordic 30 ETF
Global X FTSE Denmark 20 ETF
Global X FTSE Denmark 25 ETF
Global X FTSE Norway 30 ETF
Global X FTSE Argentina 20 ETF
Global X FTSE Colombia 20 ETF
Global X FTSE Philippines 30 ETF
Global X Pakistan KSE-30 ETF
Global X Emerging Africa NR-40 ETF
Global X FTSE United Arab Emirates 20 ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X NASDAQ China Technology ETF
Global X Copper Miners ETF
Global X Pure Gold Miners ETF
Global X Platinum Miners ETF
Global X Silver Miners ETF
Global X Brazil Consumer ETF
Global X Brazil Financials ETF
Global X Brazil Industrials ETF
Global X Brazil Materials ETF
Global X Brazil Utilities ETF
Global X Brazil Mid-Cap ETF
Global X China Mid-Cap ETF
Global X Aluminum ETF
Global X Lithium ETF
Global X Uranium ETF
Global X Fishing ETF
Global X Food ETF
Global X Shipping ETF
Global X Waste Management ETF
Global X Gold Explorers ETF
Global X Oil & Gas Explorers ETF
Global X Russell Emerging Markets Growth ETF
Global X Russell Emerging Markets Value ETF
Global X Next 11 ETF
Global X FTSE ASEAN 40 ETF
Global X FTSE Andean 40 ETF
Global X S&P/TSX Venture 30 Canada ETF
Global X Oil Equities ETF
Global X Auto ETF
Global X UK Small-Cap ETF
Global X Mexico Small-Cap ETF
Global X Hong Kong Small-Cap ETF
Global X Germany Small-Cap ETF
Global X Singapore Small-Cap ETF

SCHEDULE I
(CONTINUED)

Global X South Korea Small-Cap ETF
Global X Taiwan Small-Cap ETF
Global X Rare Earths ETF
Global X Strategic Metals ETF
Global X Fertilizers/Potash ETF
Global X SuperDividend ETF
Global X Canada Preferred ETF
Global X Farming ETF
Global X MLP ETF
Global X MLP Natural Gas ETF
Global X FTSE Portugal 20 ETF
Global X FTSE Ukraine ETF
Global X FTSE Greece 20 ETF
Global X Hungary ETF
Global X Luxembourg ETF
Global X FTSE Morocco 20 ETF
Global X Czech Republic ETF
Global X Slovakia ETF
Global X Qatar ETF
Global X Kuwait ETF
Global X Nigeria ETF
Global X FTSE Bangladesh ETF
Global X FTSE Sri Lanka ETF
Global X Kazakhstan ETF
Global X FTSE Frontier Markets ETF
Global X Central America ETF
Global X Central and Northern Europe ETF
Global X Southern Europe ETF
Global X Eastern Europe ETF
Global X Central Asia ETF
Global X Sub-Saharan Africa ETF
Global X S&P Pan Arab ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Railroads ETF
Global X Farmland & Timberland ETF
Global X Cement ETF
Global X Advanced Materials ETF
Global X Social Media Index ETF
Global X NASDAQ 500 ETF
Global X NASDAQ 400 Mid Cap ETF
Global X NASDAQ 100 Global Technology Index ETF
Global X Permanent ETF